As filed with the Securities and Exchange Commission on October 2, 1998

                                                      Registration No. 333-63383

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  SEITEL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                              76-0025431
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                              50 Briar Hollow Lane
                             7th Floor, West Bldg.
                              Houston, Texas 77027

   (Address of registrant's principal executive offices, including zip code)

                 SEITEL, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                                 PAUL A. FRAME
                     President and Chief Executive Officer
                                  Seitel, Inc.
                  50 Briar Hollow Lane, 7th Floor, West Bldg.
                              Houston, Texas 77027
                                 (713) 881-8900
  (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                    Copy to:

                               William Mark Young
                       Gardere Wynne Sewell & Riggs, LLP
                              333 Clay, Suite 800
                              Houston, Texas 77002
                   Phone (713) 308-5500, Fax: (713) 308-5555

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference. The Company incorporates by reference into this Registration Statement the following documents which have been or will be filed by the Company with the Securities and Exchange Commission (the "Commission"):


          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Form 10-K/A dated April 28, 1998, as filed with the Commission on April 29, 1998, and as amended by Form 10-K/A dated June 10, 1998, as filed with the Commission on June 12, 1998.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1998.

          3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

          4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4: Description of Securities.

Units
-----

     Each unit consists of one share of Common Stock and one Warrant. The Plan authorizes the issuance of 2,388,000 shares of Common Stock, of which 1,194,000 are issuable pursuant to the exercise of the 1,194,000 Warrants that may be issued under the Plan.

Terms of Warrants
-----------------

     Each Warrant entitles the holder to purchase one share of Common Stock at a price equal to one hundred twelve and one-half percent (112 1/2%) of the average of the closing prices of one share of Common Stock on the New York Stock

Exchange on the 10 trading days before the Closing Date (as such term is defined in the Plan) rounded up to the next one-quarter of one dollar. The Warrants will expire on the earlier of (i) the date that is five years after the Closing Date,
(ii) the date that is five business days after termination of employment if the original purchaser of the Warrant from the Company ceases to be an employee of the Company or a subsidiary of the Company for any reason (other than for death, disability or retirement after the age of 65), or (iii) the date that is one year after the death, disability or retirement after age 65 of the original purchaser of the Warrant from the Company if he ceases to be an employee of the Company or a Subsidiary because of death, disability or retirement after age 65.

Exercise of Warrants
--------------------

     A Warrant may be exercised only by a holder during his lifetime, or after his disability by his legal representative on his behalf, or after his death by his personal representative or estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

     Warrants may be exercised in whole or part at any time, within the period permitted for exercise thereof. Warrants must be exercised by written notice with respect to a specified number of shares delivered to the Company at its principal office, together with payment in full to the Company for the number of shares of Common Stock to be purchased pursuant to the exercise of the Warrant.

     Upon any exercise of a Warrant, the holder must pay the full amount of the exercise price in cash at the time of the exercise. Holders will not be or have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of a Warrant unless and until certificates representing such Shares shall have been issued by the Company to such holders after exercise of a Warrant.

     A Warrant is exercisable only if the issuance of Common Stock pursuant to the exercise would be in compliance with applicable securities laws. The Warrants further provide that the holder exercising a warrant shall pay or make provisions satisfactory to the Company for the payment of certain taxes which the Company may be obligated to collect upon exercise.

Adjustments
-----------

     The number of shares of Common Stock issuable upon exercise of outstanding Warrants, and the exercise price of such Warrants, is subject to adjustment by the Board of Directors of the Company, acting in good faith, to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company. If the Company is a party to any merger or similar transaction and is the surviving corporation, the Warrants will not be affected. If (i) the Company sells all or substantially all of its assets, (ii) is a party to a merger or similar transaction and is not the surviving corporation, or (iii) another company makes a tender offer for stock of the Company, then the Company may, at its election, (a) reach an agreement with the purchaser in that transaction that the purchaser will assume the obligations of the Company under the Warrants; (b) reach an agreement with the purchaser that the purchaser will convert the Warrants into warrants of at least equal value as to stock of the purchaser; or (c) not later than thirty (30) days prior to the effective date of the transaction, notify the holder of the Warrants of the proposed transaction and afford the holders of the Warrants the right prior to such transaction to exercise the Warrants, which exercise may be contingent upon consummation of the transaction.

Restrictions on Transfer of Warrants
------------------------------------

     Warrants are not be transferable other than by will or by the laws of descent and distribution, except that Warrants may be transferred by the original purchaser of the Warrant from the Company to members of his immediate family who are U.S. residents or to trusts or business entities formed for the benefit of members of his immediate family who are U.S. residents. "Immediate family" means your parents, children, grandchildren, or spouse. A Warrant may not be subsequently transferred by such immediate family member other than by will or by the laws of descent and distribution. If a Warrant is transferred to an immediate family member, the Company may require investment representations upon exercise of the Warrant and may impose such conditions upon the exercise of the Warrant as may be required to comply with federal and state securities laws, and the Shares of Common Stock issuable upon exercise of a Warrant by such immediate family member may be "restricted shares" as such term is defined in Rule 144 under the Securities Act of 1933, as amended, and may contain such restrictive legends as may be deemed necessary by the Company.

Item 5: Interests of Named Experts and Counsel. Not applicable.

Item 6: Indemnification of Directors and Officers. Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; provided, however, that if the person is found to be liable to the corporation, no indemnification shall be made except to the extent that the court determines that indemnification is fair and reasonable under the circumstances.

     Section 145(g) of the General Corporation Law provides, in general, that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     Article Eighth of the Registrant's Certificate of Incorporation and Section Six of the Registrant's Bylaws give a director or officer the right to be indemnified by the Registrant to the fullest extent permitted under Delaware law.

Item 7: Exemption From Registration Claimed. [Not Applicable.]

Item 8: Exhibits:

     4.1 Seitel, Inc. 1998 Employee Stock Purchase Plan including Form of Common Stock Purchase Warrant.**

     4.2  Amendment No. 1 to Seitel, Inc. 1998 Employee Stock Purchase Plan.*

     5.1 Opinion of Gardere Wynne Sewell & Riggs, L.L.P., legal counsel to the Company.**

     23.1 Consent of Arthur Andersen LLP.**

     23.2 Consent of Miller and Lents, Ltd.**

     23.3 Consent of Forrest A. Garb & Associates, Inc.**

     23.4 Consent of Gardere, Wynne, Sewell & Riggs, L.L.P. (included in Exhibit 5.1).

     24.1 Power of Attorney (included on Signature Page).

* filed herewith
** previously filed


Item 9: Undertakings. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 2nd day of October, 1998. SEITEL, INC.

                                   BY:  /s/Paul A. Frame
                                      ------------------------------------------
                                   PAUL A. FRAME, President, Chief Executive
                                   Officer and Director (principal executive
                                   officer)

                                   BY:  /s/ Debra D. Valice
                                      ------------------------------------------
                                   DEBRA D. VALICE, Executive Vice President of
                                   Finance, Chief Financial Officer and Director (principal financial and accounting officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following individuals in the capacities and on the date indicated.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on October 2, 1998.

          Signature                                  Title
          ---------                                  -----

*
------------------------------------
HERBERT M. PEARLMAN                     Chairman of the Board of Directors


/s/Paul A. Frame
------------------------------------
PAUL A. FRAME                           President, Chief Executive Officer
                                        and Director

/s/Horace A. Calvert
------------------------------------
HORACE A. CALVERT                       Executive Vice President,
                                        Chief Operating Officer and Director

/s/Debra D. Valice
------------------------------------
DEBRA D. VALICE                         Executive Vice President of Finance,
                                        Chief Financial Officer and Director

*
------------------------------------
DAVID S. LAWI                           Director


*
------------------------------------
WALTER M. CRAIG, JR.                    Director


*
------------------------------------
FRED S. ZEIDMAN                         Director


*
------------------------------------
JOHN E. STIEGLITZ                       Director


*
------------------------------------
WILLIAM LERNER                          Director

* /s/ Debra D. Valice
  ---------------------------------
  Debra D. Valice, Attorney-in-Fact

Index of Exhibits



 Exhibit                         Document                                   Page
 -------                         --------                                   ----

  4.1 Seitel, Inc. 1998 Employee Stock Purchase Plan including Form of Common Stock Purchase Warrant.**

  4.2    Amendment No. 1 to Seitel, Inc. 1998 Employee Stock Purchase
         Plan

  5.1 Opinion of Gardere, Wynne, Sewell & Riggs, L.L.P., legal counsel to the Company. **

  23.1   Consent of Arthur Andersen L.L.P.**

  23.2   Consent of Miller and Lents, Ltd.**

  23.3   Consent of Forrest A. Garb & Associates, Inc.**

  23.4 Consent of Gardere, Wynne, Sewell & Riggs, L.L.P. (included in Exhibit 5.1).

  24.1   Power of Attorney (included on Signature Page).

**previously filed